UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2004

MESTEK, INC.
(Exact name of registrant as specified in charter)

Pennsylvania	1-448	25-0661650
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

260 North Elm Street
Westfield, Massachusetts 01085

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 413 -568-9571

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        This report contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of the Company to control.

        Certain statements in this Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are not historical facts but rather reflect the Company’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

        Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION.

        On October 19, 2004, Mestek, Inc. (the “Company”) entered into a three year, $70,000,000, committed, unsecured, multi-bank revolving loan and letter of credit facility, lead by Bank of America (successor to Fleet National Bank, the Company’s long-term lender), refinancing the Company’s current $50,000,000 credit facility which would have otherwise expired on October 31, 2004. As with the prior facility, borrowings bear interest, determined based upon the Company’s election, at a floating rate based on the lenders’ prime or base rate, at a rate fixed for certain short term periods based on the published Eurodollar rate, which is the British Bankers Association LIBOR rate for such selected short term period, or for very short term borrowings, a rate based the daily BBA LIBOR rate. The credit agreement contains affirmative and negative covenants, typical of such financing transactions, and specific financial covenants which require the Company to maintain a minimum consolidated net worth, a minimum cash flow coverage ratio and a maximum cash flow leverage ratio. Revolving borrowings under the credit facility are due and payable in full on the maturity date of the facility, which is October 19, 2007. Most of the Company’s operating subsidiaries guaranty the obligations of the Company under the credit facility. The credit facility will be used to refinance the Company’s existing revolving loan and letter of credit facility and to finance the funding of the Met-Coil bankruptcy plan confirmation described below.

ITEM 7.01. REGULATION FD DISCLOSURE.

        On August 26, 2003, Met-Coil Systems Corporation (“Met-Coil” or, the “Debtor”), a second-tier subsidiary of the Company filed a voluntary petition for relief under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 03-12676-MFW). Met-Coil sought protection in bankruptcy by reason of various pending or threatened legal actions which related to alleged releases of trichloroethylene (TCE) into the soils, groundwater or air in or around Met-Coil’s Lockformer Company facility in Lisle, Illinois prior to Mestek’s acquisition of Met-Coil in June, 2000.

        On August 17, 2004 the Bankruptcy Court entered an order confirming a Fourth Amended Chapter 11 Plan of Reorganization, subject to the approval and issuance of a channeling injunction, certain releases and other relief by the United States District Court for the District of Delaware (the “District Court”).

        On September 14, 2004, the District Court approved and issued, among other things, the channeling injunction whereby all personal injury claims of persons within a certain geographic area in proximity to Met-Coil’s Lockformer facility, relating to the alleged release of TCE, are referred to a trust which the Company and Met-Coil have established for the resolution of such claims. The trust is being funded with letters of credit and borrowings under the credit facility described above, and with the proceeds of settlements with Met-Coil’s historic insurance carriers.

        Additionally, settlements previously reached with various property damage claimants in the Lisle, IL vicinity and other litigation claimants, as well as with business and trade accounts payable by Met-Coil existing immediately prior to its filing for Chapter 11 protection will be funded out of the proceeds of the credit facility and other settlement funds, with funding expected to be completed by the end of October, 2004, with the exception of certain ongoing on site remediation costs and the costs to hook up certain households in the Lisle area to municipal water supply which will be funded by Met-Coil over time.

        Accordingly, the Company and Met-Coil have established October 19, 2004 as the Effective Date under the Plan of Reorganization in the Bankruptcy Court.

        A copy of a press release issued by the Company with respect to these matters is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(a)   none
(b)   none
(c)   The following document is filed herewith as an exhibit to this Form 8-K:

      Exhibit 99.1 — Press Release

SIGNATURES

        In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MESTEK, INC.

(Registrant)

Date: October 19, 2004	By: /s/ Stephen M. Shea
Stephen M. Shea
Senior Vice President-Finance
(Principal Financial and Accounting occicer)